EX-99.B-77I(b)

                   WADDELL & REED ADVISORS SELECT FUNDS, INC.

SUB-ITEM 77I(b):  Terms of new or amended securities

Waddell & Reed Advisors Dividend Income Fund

Prospectus offering Class A, B, C and Y shares of Waddell & Reed Advisors Dividend Income Fund, filed by EDGAR on October 31, 2003 in Post-Effective Amendment No. 5 to the Registration Statement on For N-1A (incorporated by reference herein).